UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 23, 2015

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Shah Retention Agreement

On April 23, 2015, Zynga Inc. (the “Company”) entered into a retention agreement (the “Shah Retention Agreement”) with Devang Shah, the Company’s General Counsel, Secretary and Vice President. The Shah Retention Agreement provides, among other things, that if the Company terminates Mr. Shah’s employment without Cause or if Mr. Shah terminates his employment for Good Reason (each as described in the Shah Retention Agreement), the Company will pay him severance benefits including, among other things: (i) a lump sum payment equal to six months of his annual base salary and target annual bonus, and (ii) an additional six months’ vesting of his compensatory equity awards that are outstanding as of immediately prior to his termination, including, without limitation, stock options and restricted stock units (collectively, the “Shah Retention Benefits”). In order to receive the Shah Retention Benefits, Mr. Shah must timely execute, and not revoke, a general waiver and release in substantially the form attached as Exhibit B or C (as applicable) to the Company’s Change in Control Severance Benefit Plan (the “CIC Plan”), which is filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed on November 17, 2011 and is incorporated by reference herein. Mr. Shah’s offer letter remains in full force and effect except as modified by the Shah Retention Agreement, provided that in the event he would be eligible to receive benefits under the CIC Plan and the Shah Retention Agreement, Mr. Shah will be entitled to receive the greater of the payments and benefits provided under either (i) the Shah Retention Agreement or (ii) the CIC Plan, but in no event both.

The foregoing description of the Shah Retention Agreement is qualified in its entirety by reference to the full text of the Shah Retention Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Lee Retention Agreement

On April 23, 2015, the Company entered into a retention agreement (the “Lee Retention Agreement”) with David Lee, the Company’s Chief Financial Officer and Chief Accounting Officer. The Lee Retention Agreement provides, among other things, that if the Company terminates Mr. Lee’s employment without Cause or if Mr. Lee terminates his employment for Good Reason (each as described in the Lee Retention Agreement), the Company will pay him severance benefits including, among other things: (i) a lump sum payment equal to six months of his annual base salary and target annual bonus, (ii) an additional six months’ vesting of his compensatory equity awards that are outstanding as of immediately prior to his termination, including, without limitation, stock options and restricted stock units, and (iii) he will not be required to repay the Company any portion of the one-time signing bonus in the amount of $500,000 that he received under his offer letter when he joined the Company (collectively, the “Lee Retention Benefits”). In order to receive the Lee Retention Benefits, Mr. Lee must timely execute, and not revoke, a general waiver and release in substantially the form attached as Exhibit B or C (as applicable) to the Company’s CIC Plan. Mr. Lee’s offer letter remains in full force and effect except as modified by the Lee Retention Agreement, provided that in the event he would be eligible to receive benefits under the CIC Plan and the Lee Retention Agreement, Mr. Lee will be entitled to receive the greater of the payments and benefits provided under either (i) the Lee Retention Agreement or (ii) the CIC Plan, but in no event both.

The foregoing description of the Lee Retention Agreement is qualified in its entirety by reference to the full text of the Retention Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Retention Agreement, between Zynga Inc. and Devang Shah, dated April 23, 2015.

10.2	Retention Agreement, between Zynga Inc. and David Lee, dated April 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: April 24, 2015	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Retention Agreement, between Zynga Inc. and Devang Shah, dated April 23, 2015.

10.2	Retention Agreement, between Zynga Inc. and David Lee, dated April 23, 2015.